UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2022
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Weber Inc.
(Exact Name of Registrant as Specified in Its Charter)
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DE	001-40702	61-1999408
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
1415 S. Roselle Road Palatine, Illinois		60067
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 934-5700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	WEBR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.    Entry into a Material Definitive Agreement
On March 2, 20022, Weber-Stephen Products LLC, a Delaware limited liability company (“Weber-Stephen”), a subsidiary of Weber Inc., a Delaware corporation (the “Company”) borrowed $250 million of incremental term loans (the “Incremental Term Loans”) pursuant to the 2022 Incremental Facility Amendment (the “Incremental Amendment”) to that certain Credit Agreement, dated as of October 30, 2020 (the “Credit Agreement”), by and among Weber-Stephen, Weber-Stephen Products Belgium BV, Bank of America, N.A. and the lenders party thereto. Weber-Stephen entered into the Incremental Amendment on March 2, 2022, and borrowed $250 million of Incremental Term Loans thereunder on such date. The proceeds of the Incremental Amendment may be used to pay any and all related fees, indemnities and expenses, and for working capital and general corporate purposes (including to repay outstanding borrowings under the revolving facility established under the Credit Agreement).
The Incremental Amendment implemented certain secured overnight financing rate (“SOFR”) interest mechanics and interest rate reference benchmark replacement provisions for the Incremental Term Loans. Borrowings of the Incremental Term Loans bear interest at a rate equal to, at our option, either (a) Term SOFR for the applicable interest period (subject to a floor of 0.75%) plus an applicable margin or (b) base rate equal to the highest of (i) the rate of interest publicly announced from time to time by the administrative agent as its “prime rate”, (ii) the federal funds effective rate plus 0.50% and (iii) Term SOFR for an interest period of one month plus 1.00% (subject to a floor of 0.00% per annum), in each case, plus an applicable margin. The existing borrowings continue to bear interest at a rate equal to, at our option, LIBOR for the applicable interest period plus an applicable margin or the base rate (as previously disclosed) plus an applicable margin.
The foregoing description of the Incremental Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Incremental Amendment and the transactions contemplated by the Incremental Amendment. The foregoing description of the Incremental Amendment is qualified in its entirety by reference to the Incremental Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
2022 Incremental Facility Amendment to Credit Agreement, by and among Weber-Stephen Products LLC, Bank of America, N.A., as administrative agent, and the lenders party thereto, dated as of March 2, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBER INC.

Date: March 2, 2022

	By:	/s/ Philip Zadeik
		Name:	Philip Zadeik
		Title:	General Counsel
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